                                                                   EXHIBIT 23.11


                                  June 22, 1999




LORECOM Technologies, Inc.
12101 N. Meridian
Oklahoma City, OK  73120

Gentlemen:

         We hereby consent to your reference to our fairness opinion letter to the board of directors of LORECOM Technologies, Inc. and to all references to our firm in the Registration Statement on Form SB-2, and Prospectus included therein, of LORECOM Technologies, Inc.

                                        HOULIHAN SMITH & COMPANY, INC.


                                        By: /s/ Ben Goren
                                           -----------------------------------
                                                Ben Goren, Vice President